Exhibit 99.1
FOR FURTHER INFORMATION:
AT FIRST MERCURY FINANCIAL:
Edward A. LaFramboise
Vice President — Finance
(248) 213-0406
elaframboise@firstmercury.com
FOR IMMEDIATE RELEASE
WEDNESDAY, OCTOBER 29, 2008
FIRST MERCURY FINANCIAL CORPORATION ANNOUNCES
THIRD QUARTER 2008 FINANCIAL RESULTS
SOUTHFIELD, MI — October 29, 2008 — First Mercury Financial Corporation (NYSE: FMR) (“First Mercury” or the “Company”) today announced results for the third quarter and nine months ended September 30, 2008.
Highlights for the quarter include:
•	Premiums produced growth of 16.2 percent

•	Net income of $0.1 million, or $0.01 per diluted share

•	Operating net income of $7.4 million, or $0.39 per diluted share

•	Net investment income growth of 27.8 percent

•	Combined ratio of 86.3 percent

•	Book value per share of $14.30

•	Repurchase of 224,535 shares of common stock for $3.2 million at an average cost of $14.35 per share
“We are pleased with our growth in premiums produced of 16.2 percent for the quarter and 14.1 percent year to date,” said Richard H. Smith, chairman and chief executive officer. “We believe our conservative investment philosophy minimized the impact of the ongoing financial market turmoil on our balance sheet. Additionally, we are pleased with our operating results, in particular, the continued increase in production from FM Emerald and the positive contribution to operating income from AMC, which we acquired this February,” added Smith.
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Net income for the third quarter 2008 was $0.1 million compared to $11.0 million for the same period of 2007. Net income for the first nine months of 2008 was $38.5 million compared to $31.5 million for the same period of 2007. Operating net income for the third quarter 2008 was $7.4 million compared to $9.5 million for the same period of 2007. Operating net income for the first nine months of 2008 was $23.5 million compared to $27.4 million for the same period of 2007.
For the three months ended September 30, 2008, premiums produced were $77.0 million, a 16.2 percent increase from premiums produced during the same period in 2007. For the nine months ended September 30, 2008, premiums produced were $238.1 million, a 14.1 percent increase from premiums produced during the same period in 2007. Premiums produced consists of all of the premiums underwritten by the Company’s underwriting platforms including CoverX®, First Mercury’s licensed wholesale insurance broker, for which the Company takes underwriting risk.
For the three months ended September 30, 2008, gross written premiums were $77.0 million, a 16.2 percent increase from the gross written premiums during the same period in 2007. For the nine months ended September 30, 2008, gross written premiums were $238.1 million, a 16.6 percent increase from the gross written premiums during the same period in 2007.
Net investment income earned during the three months ended September 30, 2008 was $5.6 million, up 27.8 percent from the same period of 2007. Net investment income earned during the nine months ended September 30, 2008 was $15.6 million, up 35.7 percent from the same period of 2007.
Net realized losses on investments during the three months ended September 30, 2008 were $10.6 million compared to net realized gains on investments of $0.4 million during the same period of 2007. Net realized losses on investments during the nine months ended September 30, 2008 were $12.4 million compared to a net realized gain on investments of $1.1 million during the same period of 2007. The net realized losses for the three months ended September 30, 2008 included mark-to-market adjustments of $6.2 million on the Company’s convertible securities portfolio and high yield convertible fund, and $3.5 million of other-than-temporary impairments on various fixed maturity investments in Lehman Brothers, Washington Mutual, AIG, and National City, and a preferred equity holding of Freddie Mac. The net realized losses for the nine months ended September 30, 2008 included mark-to-market adjustments of $8.3 million on the Company’s convertible securities portfolio and high yield convertible fund, and $3.7 million of other-than-temporary impairments including the impairments recorded during the third quarter described above.
Total operating revenues for the three months ended September 30, 2008 increased 1.5 percent to $48.8 million compared to $48.1 million for the same period of 2007. Total operating revenues for the nine months ended September 30, 2008 increased 6.7 percent to $158.3 million compared to $148.4 million for the same period of 2007.
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The combined ratio for the three months ended September 30, 2008 was 86.3 percent compared to 72.5 percent for the same period of 2007. The combined ratio for the three months ended September 30, 2008 includes a loss ratio of 56.1 percent and an expense ratio of 30.2 percent. These compare to a loss ratio of 50.7 percent and an expense ratio of 21.8 percent for the comparable period in 2007. The combined ratio for the nine months ended September 30, 2008 was 82.0 percent compared to 73.4 percent for the same period of 2007. The combined ratio for the nine months ended September 30, 2008 includes a loss ratio of 55.1 percent and an expense ratio of 26.9 percent. These compare to a loss ratio of 51.9 percent and an expense ratio of 21.5 percent for the comparable period in 2007. As previously disclosed, the Company recorded net losses from Hurricane Ike of $2.9 million and $0.4 million of reinstatement premium expense during the three months ended September 30, 2008. For the three and nine months ended September 30, 2008, there was $4.8 million of favorable development of prior years’ loss and loss adjustment expense reserves. For the three and nine months ended September 30, 2007, there was $1.4 million and $2.3 million, respectively, of favorable development of prior years’ loss and loss adjustment expense reserves.
During the three months ended September 30, 2008, the Company implemented a share repurchase plan and repurchased 224,535 shares of common stock for $3.2 million at an average cost of $14.35 per share. As of September 30, 2008, the Company has 1,275,465 shares of remaining capacity under the 1.5 million share repurchase program approved during the quarter, which expires on August 18, 2009.
“We believe that we are well positioned despite the economic and financial market instability,” said Smith. Smith added, “With a strong balance sheet and a commitment to underwriting discipline, we plan to continue to prudently manage our capital and opportunistically invest in underwriting assets in order to permit us to benefit from the eventual turn in the property and casualty market cycle.” Smith concluded, “Based on current market conditions, we reiterate our guidance for premiums produced growth in the range of 10 to 20 percent for the full year 2008.”
Conference Call Details
The Company will host a conference call on October 30, 2008 at 11:00 a.m. Eastern Time to discuss third quarter results. The call can be accessed live by dialing 800-545-9704 or by visiting the Company’s website at www.firstmercury.com.
Investors may access a replay by dialing 888-203-1112, passcode 3350924, which will be available through November 6, 2008. The webcast replay will also be archived in the “Investor Relations” section of the Company’s website.
About First Mercury Financial Corporation
First Mercury Financial Corporation markets and underwrites specialty commercial insurance products, focusing on niche and underserved segments where the Company has underwriting expertise and other competitive advantages. During the Company’s 35 years of underwriting risks, First Mercury has established CoverX® as a recognized brand among insurance agents and brokers. As primarily an excess and surplus (E&S) lines underwriter, First Mercury has developed the underwriting expertise and cost-efficient infrastructure which has enabled it to effectively underwrite such risks.
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Non-GAAP Financial Measures
Operating net income and operating net income per share are non-GAAP financial measures, and management believes that investors’ understanding of core operating performance is enhanced by First Mercury’s disclosure of these financial measures. Operating net income consists of net income adjusted to exclude the impact of net realized gains (losses) on investments, the change in fair value of derivative instruments, income (loss) from discontinued operations, and taxes related to these adjustments. Definitions of these items may not be comparable to the definitions used by other companies. Net income and net income per share are the GAAP financial measures that are most directly comparable to operating net income and operating net income per share.
Safe Harbor Statement
This release contains forward-looking statements that relate to future periods and includes statements regarding our anticipated performance. Generally, the words “anticipates,” “believes,” “expects,” “intends,” “estimates,” “projects,” “plans” and similar expressions identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements or industry results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. These risks, uncertainties and other important factors include, among others: recent and future events and circumstances impacting financial, stock, and capital markets, and the responses to such events by governments and the financial communities; the impact of catastrophic events and the occurrence of significant severe weather conditions on our operating results; our ability to maintain or the lowering or loss of one of our financial or claims-paying ratings; our actual incurred losses exceeding our loss and loss adjustment expense reserves; the failure of reinsurers to meet their obligations; our inability to obtain reinsurance coverage at reasonable prices; the failure of any loss limitations or exclusions or changes in claims or coverage; our lack of long-term operating history in certain specialty classes of insurance; our ability to acquire and retain additional underwriting expertise and capacity; the concentration of our insurance business in relatively few specialty classes; the increasingly competitive property and casualty marketplace; fluctuations and uncertainty within the excess and surplus lines insurance industry; the extensive regulations to which our business is subject and our failure to comply with these regulations; our ability to maintain our risk-based capital at levels required by regulatory authorities; our inability to realize our investment objectives; an economic downturn or other economic conditions adversely affecting our financial position; and the risks identified in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K. Given these uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. We assume no obligation to update or revise them or provide reasons why actual results may differ.
For more information on the Company, please visit the Company’s website at www.firstmercury.com
Financial Tables Follow...
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First Mercury Financial Corporation
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
	(Dollars in thousands, except share and per share data)
Operating Revenue
Net earned premiums	$49,092	$41,155	$139,222	$129,655
Commissions and fees	4,757	2,226	15,896	6,143
Net investment income	5,571	4,359	15,635	11,523
Net realized gains (losses) on investments	(10,604)	355	(12,415)	1,117

Total Operating Revenues	48,816	48,095	158,338	148,438

Operating Expenses
Losses and loss adjustment expenses, net	27,537	20,886	76,713	67,328
Amortization of deferred acquisition expenses	10,798	7,570	28,107	23,866
Underwriting, agency and other expenses	8,999	3,841	26,599	11,148
Amortization of intangible assets	553	166	1,466	500

Total Operating Expenses	47,887	32,463	132,885	102,842

Operating Income	929	15,632	25,453	45,596
Interest Expense	1,440	1,054	4,380	3,022
Change in Fair Value of Derivative Instruments	(64)	295	110	275

Income (Loss) from Continuing Operations Before Income Taxes	(447)	14,283	20,963	42,299
Income Taxes	(948)	4,752	5,592	14,352

Income from Continuing Operations	501	9,531	15,371	27,947
Income (Loss) from Discontinued Operations, Net of Income Taxes	(447)	1,515	23,106	3,570

Net Income	$54	$11,046	$38,477	$31,517

Basic Net Income Per Share:
Income from Continuing Operations	$0.03	$0.53	$0.84	$1.59
Income (Loss) from Discontinued Operations	(0.02)	0.08	1.27	0.20

Total	$0.01	$0.61	$2.11	$1.79

Diluted Net Income Per Share:
Income from Continuing Operations	$0.03	$0.51	$0.82	$1.52
Income (Loss) from Discontinued Operations	(0.02)	0.08	1.23	0.19

Total	$0.01	$0.59	$2.05	$1.71

Weighted Average Shares Outstanding:
Basic	18,206,904	18,036,168	18,190,915	17,601,271

Diluted	18,726,246	18,867,107	18,778,070	18,440,128

GAAP Underwriting Ratios:
Loss ratio	56.1%	50.7%	55.1%	51.9%
Expense ratio	30.2%	21.8%	26.9%	21.5%

Combined ratio	86.3%	72.5%	82.0%	73.4%

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First Mercury Financial Corporation
Condensed Consolidated Balance Sheets
(Unaudited)

	September 30,	December 31,
	2008	2007
	(Unaudited)
ASSETS	(Dollars in thousands,
	except share and per share data)

Investments
Debt securities	$464,960	$402,418
Equity securities and other	19,463	4,529
Short-term	49,799	52,341

Total Investments	534,222	459,288
Cash and cash equivalents	22,595	18,432
Premiums and reinsurance balances receivable	52,109	38,278
Accrued investment income	4,835	4,481
Accrued profit sharing commissions	9,570	14,220
Reinsurance recoverable on paid and unpaid losses	133,325	96,995
Prepaid reinsurance premiums	48,484	52,718
Deferred acquisition costs	24,330	14,257
Intangible assets, net of accumulated amortization	39,924	36,651
Goodwill	25,483	—
Deferred federal income taxes	1,877	—
Other assets	15,484	11,964

Total Assets	$912,238	$747,284

LIABILITIES AND STOCKHOLDERS’ EQUITY

Loss and loss adjustment expense reserves	$356,250	$272,365
Unearned premium reserves	141,709	123,469
Long-term debt	67,013	67,013
Funds held under reinsurance treaties	45,556	35,799
Premiums payable to insurance companies	24,176	2,163
Reinsurance payable on paid losses	722	3,958
Deferred federal income taxes	—	217
Accounts payable, accrued expenses, and other liabilities	17,760	12,920

Total Liabilities	653,186	517,904

Stockholders’ Equity
Common stock, $0.01 par value; authorized 100,000,000 shares; issued and outstanding 18,121,317 and 17,972,353 shares	181	180
Paid-in-capital	165,949	165,836
Accumulated other comprehensive income (loss)	(7,243)	1,177
Retained earnings	100,664	62,187
Treasury stock; 33,600 and 0 shares	(499)	—

Total Stockholders’ Equity	259,052	229,380

Total Liabilities and Stockholders’ Equity	$912,238	$747,284

Book Value Per Share	$14.30	$12.76

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First Mercury Financial Corporation
Summary Financial Data

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
	(Dollars in thousands)		(Dollars in thousands)
Premiums Produced:
Security	$15,004	$15,405	$49,864	$50,034
Specialty	33,566	35,538	111,000	123,205
Contract Underwriting	15,247	15,265	47,084	35,485
FM Emerald	11,294	—	25,268	—
AUIC	1,845	—	4,895	—

Premiums produced	$76,956	$66,208	$238,111	$208,724

Gross Written Premiums:
Security	$15,004	$15,613	$49,864	$50,070
Specialty	33,566	35,304	111,000	123,621
Contract Underwriting	15,290	15,357	47,092	30,501
FM Emerald	11,294	—	25,268	—
AUIC	1,845	—	4,895	—

Gross written premiums	$76,999	$66,274	$238,119	$204,192

Net Written Premiums:
Security	$10,405	$9,018	$35,985	$28,190
Specialty	23,922	20,334	82,332	71,618
Contract Underwriting	7,929	6,126	27,276	14,207
FM Emerald	5,445	—	9,803	—
AUIC	1,845	—	4,895	—

Net written premiums	$49,546	$35,478	$160,291	$114,015

Commissions and Fees:
Insurance underwriting commissions and fees	$(619)	$2,226	$2,136	$6,143
Insurance services commissions and fees	5,376	—	13,760	—

Total commissions and fees	$4,757	$2,226	$15,896	$6,143

Cash and Cash Equivalents:
Net cash provided by operating activities — continuing operations	$33,089	$25,376	$91,712	$105,335
Net cash provided by (used in) operating activities — discontinued operations	(447)	2,103	1,928	3,855
Net cash used in investing activities — continuing operations	(27,614)	(24,927)	(128,185)	(126,151)
Net cash provided by investing activities — discontinued operations	—	—	41,830	—
Net cash provided by (used in) financiing activities	(3,223)	20,619	(3,122)	32,868

Net increase in cash and cash equivalents	$1,805	$23,171	$4,163	$15,907

Operating Net Income: (1)
Net Income	$54	$11,046	$38,477	$31,517
Adjust for Net realized gains and losses on investments, net of tax	6,893	(231)	8,070	(726)
Adjust for Change in fair value of derivative instruments, net of tax	(42)	192	72	179
Adjust for Discontinued operations, net of tax	447	(1,515)	(23,106)	(3,570)

Operating net income	$7,352	$9,492	$23,513	$27,400

Operating Net Income Per Share: (1)
Diluted	$0.39	$0.50	$1.25	$1.49

FOOTNOTES
(1)	See discussion of use of non-GAAP financial measures above.

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